Exhibit 99.1

ServiceNow Reports Financial Results for Second Quarter 2014

Second Quarter Revenues Grew 63% Year-over-Year to $166.8 Million

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 30, 2014--ServiceNow® (NYSE:NOW), the enterprise IT cloud company, today announced the financial results for its second quarter of 2014.

Second quarter 2014 results:

  Revenues of $166.8 million, an increase of 63% compared to the second quarter of 2013, and an increase of 20% from the first quarter of 2014.
  A GAAP net loss for the quarter of $50.4 million, or a $0.35 loss per basic and diluted share, compared with a GAAP net loss of $21.4 million, or a $0.16 loss per basic and diluted share, in the second quarter of 2013.
  A non-GAAP net loss for the quarter of $9.8 million, or a $0.07 loss per basic and diluted share, compared with a non-GAAP net loss of $7.8 million, or a $0.06 loss per basic and diluted share, in the second quarter of 2013 (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Deferred revenue of $328.9 million, a 7% increase compared to the $308.5 million reported at the end of the prior quarter.
  Billings of $187.1 million, a 3% increase compared to the $180.8 million reported in the previous quarter and a 59% increase compared to the $117.5 million reported for the same period last year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

“We continued our momentum in the second quarter, generating greater than expected revenue and adding 169 new customers, bringing our total to 2,364,” said Frank Slootman, president and chief executive officer, ServiceNow. “Our renewal rate remains strong at 98 percent, with upsells representing 33 percent of the total annual contract value booked in the quarter.”

“Our average revenue per customer grew 21 percent in the quarter compared to last year,” added Michael Scarpelli, chief financial officer, ServiceNow. “We also raised our full-year 2014 total revenue guidance by $16 million this quarter, our largest guidance raise ever.”

Financial Outlook

The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense, amortization of purchased intangibles, and acquisition related expenses (see table which reconciles these non-GAAP financial measures to the related GAAP measures). We completed the acquisition of Neebula Systems on July 11, 2014 and incorporated the expected revenues and operating expenses associated with the acquisition in our guidance. Negative numbers are shown in parentheses.

For the third quarter of 2014, we expect:

  Total revenues between $173 and $175 million, representing year-over-year growth between 55% and 57%. Our total third quarter revenue estimate consists of subscription revenues between $147 and $148 million and professional services and other revenues between $26 and $27 million.
  Billings between $190 and $193 million, representing year-over-year growth between 50% and 52%.
  Subscription gross margin of approximately 77%, professional services and other gross margin of approximately 8%, and overall gross margin of approximately 66%.
  Operating margin of approximately 1%.

For the full year 2014, we expect revenues to be in the range of $668 to $673 million, representing year-over-year growth of 58%. Our total annual revenues estimate consists of subscription revenues between $558 and $560 million and professional services and other revenues between $110 and $113 million.

Updates since our last earnings release:

  In April, ServiceNow hosted Knowledge14™, its annual global IT conference, in San Francisco, with a record-setting more than 6,500 attendees, including more than 100 CIOs from global enterprises. Knowledge is the largest gathering of IT professionals using cloud services to transform service delivery across the enterprise.
  In June, the company announced the availability of new products and features built on the extensible ServiceNow platform that leverage the common data model shared by the entire ServiceNow application portfolio. The new release offers customers:
    Enhancements to the Custom Application Creation Experience with Service Creator and Form Designer.
    New Service Automation Products including Facilities Service Automation that routes requests to the appropriate facilities specialists and displays incidents on floor plan visualizations; as well as Visual Task Boards to better organize services and other tasks.
    Executive Management and Visualization Tools such as Demand Management to consolidate requests to IT and automate the steps in the investment decision process; in addition to the CIO Roadmap that provides a visualization of prioritized investment decisions on a timeline.
    New IT Operations Management Applications including Event Management to collect and transform infrastructure events into meaningful alerts that trigger service workflows and Configuration Automation that controls and governs infrastructure configuration changes.
  In July, ServiceNow announced the acquisition of Neebula Systems. The new ServiceNow ServiceWatch automates the discovery, mapping and monitoring of IT-enabled enterprise services and augments other ServiceNow IT Operations Management products such as Event Management, Orchestration and Discovery. ServiceWatch will become an integral part of the ServiceNow platform.

Conference Call Details

ServiceNow will host a conference call to discuss its financial results for the second quarter of 2014 to begin today at 2 p.m. PDT (21:00 GMT). Interested parties may listen to the call by dialing 877.703.6107 (passcode: 22163419), or if outside North America, by dialing 857.244.7306 (passcode: 22163419). Individuals may access the live teleconference from the investor relations section of the ServiceNow web site at http://investors.servicenow.com. The webcast will be archived for a period of 30 days.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 888.286.8010 (passcode: 43860752), or if outside North America, by dialing 617.801.6888 (passcode: 43860752).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense, the amortization of debt discount and issuance costs related to convertible senior notes, amortization of purchased intangibles, and acquisition related expenses and the related income tax effect of these adjustments. Management believes the presentation of operating results that excludes one or more of these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) errors, interruptions, delays, or security breaches in or of our service or web hosting, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, and (v) our ability to compete successfully against existing and new competitors.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2013 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended June 30, 2014.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is the enterprise IT cloud company. We transform IT by automating and managing IT service relationships across the global enterprise. Organizations deploy our service to create a single system of record for IT and automate manual tasks, standardize processes and consolidate legacy systems. Using our extensible platform, our customers create custom applications and evolve the IT service model to service domains inside and outside the enterprise. ServiceNow transforms IT from the department of no to the department of now. For more information, visit www.servicenow.com.

ServiceNow, Knowledge and the ServiceNow logo are registered trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenues:
Subscription	$132,724	$80,376	$250,099	$151,934
Professional services and other	34,033	21,846	55,748	36,227
Total revenues	166,757	102,222	305,847	188,161
Cost of revenues (1):
Subscription	33,243	20,219	64,432	38,531
Professional services and other	25,695	15,779	47,620	29,775
Total cost of revenues	58,938	35,998	112,052	68,306
Gross profit	107,819	66,224	193,795	119,855
Operating expenses (1):
Sales and marketing	91,937	52,291	161,353	90,517
Research and development	35,439	17,951	66,549	33,990
General and administrative	24,914	15,325	46,545	27,604
Total operating expenses	152,290	85,567	274,447	152,111
Loss from operations	(44,471)	(19,343)	(80,652)	(32,256)
Interest and other income (expense), net	(5,231)	(1,323)	(11,194)	(1,204)
Loss before provision for income taxes	(49,702)	(20,666)	(91,846)	(33,460)
Provision for income taxes	661	739	1,828	1,303
Net loss	$(50,363)	$(21,405)	$(93,674)	$(34,763)
Net loss per share - Basic and Diluted	$(0.35)	$(0.16)	$(0.65)	$(0.26)
Weighted-average shares used to compute net loss per share - Basic and Diluted	144,456,675	134,454,085	143,267,181	132,298,095

(1) Includes total stock-based compensation expense for stock-based awards as follows:

	Three Months Ended		Six Months Ended

	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Cost of revenues:
Subscription	$3,825	$1,996	$6,901	$3,790
Professional services and other	3,224	1,065	5,616	1,886
Sales and marketing	12,383	4,822	21,426	8,807
Research and development	10,452	3,715	18,291	6,829
General and administrative	7,720	3,230	14,599	5,562

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$329,275	$366,303
Short-term investments	348,205	268,251
Accounts receivable, net	109,246	108,339
Current portion of deferred commissions	34,105	31,123
Prepaid expenses and other current assets	23,828	23,733
Total current assets	844,659	797,749
Deferred commissions, less current portion	22,484	21,318
Long-term investments	279,580	255,356
Property and equipment, net	96,483	75,560
Intangible assets, net	5,290	5,796
Goodwill	8,622	8,724
Other assets	5,125	3,973
Total assets	$1,262,243	$1,168,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,463	$7,405
Accrued expenses and other current liabilities	64,297	68,130
Current portion of deferred revenue	316,287	252,553
Total current liabilities	403,047	328,088
Deferred revenue, less current portion	12,565	14,169
Convertible senior notes, net	429,025	414,777
Other long-term liabilities	19,489	17,183
Stockholders’ equity	398,117	394,259
Total liabilities and stockholders’ equity	$1,262,243	$1,168,476

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Cash flows from operating activities:
Net loss	$(50,363)	$(21,405)	$(93,674)	$(34,763)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,692	5,339	16,630	9,703
Amortization of premiums on investments	2,045	1,138	3,859	2,233
Amortization of deferred commissions	12,486	6,631	23,635	11,997
Amortization of debt discount and issuance costs	7,202	—	14,283	—
Stock-based compensation	37,604	14,828	66,833	26,874
Tax benefit from employee stock plans	323	(720)	(617)	(2,571)
Other	(2,097)	332	(1,590)	913
Changes in operating assets and liabilities:
Accounts receivable	(2,071)	(12,953)	(2,098)	(15,891)
Deferred commissions	(14,734)	(11,511)	(27,966)	(20,780)
Prepaid expenses and other assets	7,809	1,907	(1,101)	5,595
Accounts payable	(1,099)	1,346	10,976	(125)
Deferred revenue	21,140	14,845	63,312	40,574
Accrued expenses and other liabilities	15,122	9,959	(6,206)	1,000
Net cash provided by operating activities	42,059	9,736	66,276	24,759
Cash flows from investing activities:
Purchases of property and equipment	(16,437)	(11,820)	(27,405)	(22,235)
Purchases of investments	(106,456)	(128,817)	(241,312)	(184,763)
Sale of investments	43,365	43,298	68,893	43,298
Maturities of investments	22,500	52,101	67,168	107,451
Restricted cash	—	(163)	(55)	(163)
Net cash used in investing activities	(57,028)	(45,401)	(132,711)	(56,412)
Cash flows from financing activities:
Offering costs paid in connection with follow-on offering	—	—	—	(698)
Proceeds from employee stock plans	6,597	10,362	28,811	31,830
Tax benefit from employee stock plans	(323)	720	617	2,571
Net cash provided by financing activities	6,274	11,082	29,428	33,703
Foreign currency effect on cash and cash equivalents	50	34	(21)	(806)
Net increase/(decrease) in cash and cash equivalents	(8,645)	(24,549)	(37,028)	1,244
Cash and cash equivalents at beginning of period	337,920	144,782	366,303	118,989
Cash and cash equivalents at end of period	$329,275	$120,233	$329,275	$120,233

Calculation of free cash flows (a non-GAAP measure):
Net cash provided by operating activities	$42,059	$9,736	$66,276	$24,759
Purchases of property and equipment	(16,437)	(11,820)	(27,405)	(22,235)
Free cash flows	$25,622	$(2,084)	$38,871	$2,524

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Three Months Ended
	June 30, 2014			June 30, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$132,724	$—	$132,724	$80,376	$—	$80,376
Professional services and other	34,033	—	34,033	21,846	—	21,846
Total revenues	166,757	—	166,757	102,222	—	102,222
Cost of revenues (1):
Subscription	33,243	(3,825)	29,418	20,219	(1,996)	18,223
Professional services and other	25,695	(3,224)	22,471	15,779	(1,065)	14,714
Total cost of revenues	58,938	(7,049)	51,889	35,998	(3,061)	32,937
Gross profit:
Subscription	99,481	3,825	103,306	60,157	1,996	62,153
Professional services and other	8,338	3,224	11,562	6,067	1,065	7,132
Total gross profit	$107,819	$7,049	$114,868	$66,224	$3,061	$69,285

Reconciliation of operating expenses:
Operating expenses (1) (2):
Sales and marketing	$91,937	$(12,384)	$79,553	$52,291	$(4,822)	$47,469
Research and development	35,439	(10,473)	24,966	17,951	(3,715)	14,236
General and administrative	24,914	(8,421)	16,493	15,325	(3,230)	12,095
Total operating expenses	$152,290	$(31,278)	$121,012	$85,567	$(11,767)	$73,800

Reconciliation of loss from operations, interest and other income (expense), net, provision for income taxes, net loss, and net loss per share:
Loss from operations	$(44,471)	$38,327	$(6,144)	$(19,343)	$14,828	$(4,515)
Interest and other income (expense), net (3)	(5,231)	7,202	1,971	(1,323)	—	(1,323)
Loss before provision for income taxes	$(49,702)	$45,529	$(4,173)	$(20,666)	$14,828	$(5,838)
Provision for income taxes (4)	661	5,005	5,666	739	1,253	1,992
Net loss	$(50,363)	$40,524	$(9,839)	$(21,405)	$13,575	$(7,830)
Net loss per share - Basic and Diluted	$(0.35)	$0.28	$(0.07)	$(0.16)	$0.10	$(0.06)
Weighted-average shares used to compute net loss per share - Basic and Diluted	144,456,675	—	144,456,675	134,454,085	—	134,454,085

(1) Adjustments include stock-based compensation.
(2) Adjustments include acquisition related expense of $1, $21 and $701 recorded to sales and marketing, research and development and general and administrative expense respectively in the three months ended June 30, 2014.
(3) Adjustments include amortization of debt discount and issuance costs for the convertible senior notes.
(4) Adjustments include income tax effects related to expense noted in (1), (2) and (3) above.

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Six Months Ended
	June 30, 2014			June 30, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$250,099	$—	$250,099	$151,934	$—	$151,934
Professional services and other	55,748	—	55,748	36,227	—	36,227
Total revenues	305,847	—	305,847	188,161	—	188,161
Cost of revenues (1):
Subscription	64,432	(6,901)	57,531	38,531	(3,790)	34,741
Professional services and other	47,620	(5,616)	42,004	29,775	(1,886)	27,889
Total cost of revenues	112,052	(12,517)	99,535	68,306	(5,676)	62,630
Gross profit:
Subscription	185,667	6,901	192,568	113,403	3,790	117,193
Professional services and other	8,128	5,616	13,744	6,452	1,886	8,338
Total gross profit	$193,795	$12,517	$206,312	$119,855	$5,676	$125,531

Reconciliation of operating expenses:
Operating expenses (1) (2):
Sales and marketing	$161,353	$(21,427)	$139,926	$90,517	$(8,807)	$81,710
Research and development	66,549	(18,312)	48,237	33,990	(6,829)	27,161
General and administrative	46,545	(15,300)	31,245	27,604	(5,562)	22,042
Total operating expenses	$274,447	$(55,039)	$219,408	$152,111	$(21,198)	$130,913

Reconciliation of loss from operations, interest and other income (expense), net, provision for income taxes, net loss, and net loss per share:
Loss from operations	$(80,652)	$67,556	$(13,096)	$(32,256)	$26,874	$(5,382)
Interest and other income (expense), net (3)	(11,194)	14,283	3,089	(1,204)	—	(1,204)
Loss before provision for income taxes	$(91,846)	$81,839	$(10,007)	$(33,460)	$26,874	$(6,586)
Provision for income taxes (4)	1,828	9,685	11,513	1,303	1,792	3,095
Net loss	$(93,674)	$72,154	$(21,520)	$(34,763)	$25,082	$(9,681)
Net loss per share - Basic and Diluted	$(0.65)	$0.50	$(0.15)	$(0.26)	$0.19	$(0.07)
Weighted-average shares used to compute net loss per share - Basic and Diluted	143,267,181	—	143,267,181	132,298,095	—	132,298,095

(1) Adjustments include stock-based compensation.
(2) Adjustments include acquisition related expense of $1, $21 and $701 recorded to sales and marketing, research and development and general and administrative expense respectively in the six months ended June 30, 2014.
(3) Adjustments include amortization of debt discount and issuance costs for the convertible senior notes.
(4) Adjustments include income tax effects related to expense noted in (1), (2) and (3) above.

ServiceNow, Inc.
Non-GAAP Billings Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Total revenues	$166,757	$139,090	$102,222
Deferred revenue, end of period	328,852	308,472	210,040
Less: deferred revenue, beginning of period	308,472	266,722	194,765
Billings	$187,137	$180,840	$117,497

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of July 30, 2014. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company's Annual Report on Form 10-K filed on February 28, 2014 and the company's Form 10-Q for the quarter ended June 30, 2014 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Three Months Ended
September 30, 2014

Non-GAAP billings	$190 - $193 million

Deferred revenue, beginning of period	329 million

Less: deferred revenue, end of period	346 - 347 million

GAAP revenue	$173 - $175 million

Non-GAAP subscription gross margin	77%

Stock-based compensation expense	(3%)

Amortization of acquired intangible assets	(1%)

GAAP subscription gross margin	73%

Non-GAAP professional services and other gross margin	8%

Stock-based compensation expense	(13%)

GAAP professional services and other gross margin	(5%)

Non-GAAP total gross margin	66%

Stock-based compensation expense	(5%)

GAAP total gross margin	61%

Non-GAAP operating margin	1%

Stock-based compensation expense	(23%)

Amortization of acquired intangible assets	(1%)

GAAP operating margin	(23%)

CONTACT:
Media Contacts:
ServiceNow
Steve Schick, 408-961-2349
press@servicenow.com
or
Schwartz MSL
Kim McCrossen, 781-684-6253
servicenow@mslgroup.com
or
Investor Contact:
ir@servicenow.com